Exhibit 5.2

[Jackson Kelly PLLC Letterhead]

December 18, 2009

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

Jones Day

222 East 41st Street

New York, New York 10017

Re:	Registration Statement on Form S-3 Filed by

International Coal Group, Inc. and the Guarantors (as defined below)

Ladies and Gentlemen:

We have acted as special counsel in the State of West Virginia to each West Virginia Guarantor (defined below) of International Coal Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), which relates to the issuance and sale from time to time, on a delayed basis, by the Company of $600,000,000 of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be (A) guaranteed by the Company’s subsidiaries listed on Annex A hereto (the “West Virginia Guarantors”) and Annex B hereto (the “Other Guarantors” and, together with the West Virginia Guarantors, the “Guarantors”)) by the issuance from time to time, on a delayed basis, of guarantees of the Debt Securities (the “Guarantees”), and/or (B) convertible into or exchangeable for Common Stock, in each case, as contemplated by the Registration Statement. The Debt Securities, the Common Stock and the Guarantees are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	Each West Virginia Guarantor is a corporation, duly incorporated and validly existing under the laws of the State of West Virginia.

2.	The Guarantees (a) when duly executed by the West Virginia Guarantors and (b) delivered to the purchaser or purchasers of the related Debt Securities, upon receipt by the Company of such lawful consideration for the related Debt Securities as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued by the West Virginia Guarantors and will constitute valid and binding obligations of the West Virginia Guarantors under the laws of West Virginia.

International Coal Group, Inc.

December 18, 2009

3.	The Guarantees (a) when duly executed by the West Virginia Guarantors and (b) delivered to the purchaser or purchasers of the related Debt Securities, upon receipt by the Company of such lawful consideration for the related Debt Securities as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will not violate the laws of the State of West Virginia.

In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the West Virginia Guarantors and of the Secretary of State of the State of West Virginia.

We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of West Virginia as currently in effect. We express no opinion with respect to the laws of any other jurisdiction, including federal laws, on the opinions expressed herein.

A.	We are members of the bar of the State of West Virginia, and our opinions are limited to the laws of that State. As to any other matters which purport to be governed by the law of a jurisdiction other than the State of West Virginia we assume, without rendering any opinion to such effect, that the laws of such jurisdiction are substantively identical in all material respects to the laws of the State of West Virginia.

B.	Our opinion as to the enforceability of any document in accordance with its terms is limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors, including, without limitation, the West Virginia Uniform Fraudulent Transfer Act (W.Va. Code § 40-1A-1 et seq.) and similar State laws, and (2) applicable laws of West Virginia and principles of equity which may restrict the enforcement of certain remedies therein.

C.	We express no opinion as to the validity, binding effect or enforceability of any provision in any document for the recovery of legal fees.

D.	We express no opinion herein in respect of the legality, validity or enforceability of provisions in any document precluding oral waivers or modifications of provisions of the document or relating to waivers of equitable rights and defenses by the West Virginia Guarantors, precluding the West Virginia Guarantors from asserting certain claims or defenses or from obtaining certain rights and remedies, or purporting to waive the right to trial by jury.

International Coal Group, Inc.

December 18, 2009

The limitations inherent in the role of special local counsel are such that we cannot and have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement and except for the opinions contained herein, and as specifically provided below, we have not participated in the preparation of any material in connection with the filing by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) of the Registration Statement with respect to the registration of the Securities, and assume no responsibility for the contents of any such material. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Subject to all of the limitations, qualifications and assumptions set forth herein, Jones Day is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Registration Statement.

The opinions rendered herein are given on the date hereof, and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect.

Very truly yours,

Jackson Kelly PLLC

By:	/s/ Taunja Willis-Miller
Taunja Willis-Miller
Its Member

Annex A

West Virginia Guarantors

Name	Jurisdiction

Bronco Mining Company, Inc.	West Virginia
Hawthorne Coal Company, Inc.	West Virginia
Juliana Mining Company, Inc.	West Virginia
King Knob Coal Co., Inc.	West Virginia
Melrose Coal Company, Inc.	West Virginia
Patriot Mining Company, Inc.	West Virginia
Vindex Energy Corporation	West Virginia
Wolf Run Mining Company	West Virginia

Annex B

Other Guarantors

Name	Jurisdiction

CoalQuest Development LLC	Delaware
Hunter Ridge, Inc.	Delaware
Hunter Ridge Coal Company	Delaware
Hunter Ridge Holdings, Inc.	Delaware
ICG, Inc.	Delaware
ICG, LLC	Delaware
ICG ADDCAR Systems, LLC	Delaware
ICG Beckley, LLC	Delaware
ICG East Kentucky, LLC	Delaware
ICG Eastern, LLC	Delaware
ICG Eastern Land, LLC	Delaware
ICG Hazard, LLC	Delaware
ICG Hazard Land, LLC	Delaware
ICG Illinois, LLC	Delaware
ICG Knott County, LLC	Delaware
ICG Natural Resources, LLC	Delaware
ICG Tygart Valley, LLC	Delaware
Marine Coal Sales Company	Delaware
Powell Mountain Energy, LLC	Delaware
Simba Group, Inc.	Delaware
Upshur Property, Inc.	Delaware
White Wolf Energy, Inc.	Virginia